UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14-101)
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SCHEDULE 14A INFORMATION
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Enhabit, Inc.
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Enhabit Releases Investor Presentation Demonstrating Execution of Clear Growth Strategy and Path to Unlock Shareholder Value
Recent Results Demonstrate Improving Performance Despite Headwinds
Board Has Taken Decisive Actions in Light of the Challenges Faced by Enhabit Since the Spin
Enhabit’s Proposed Board is Specifically Designed to Possess Relevant Industry and Public Company Oversight Expertise
AREX’s Proposal to Take Control of the Board is Not in the Best Interests of Stockholders
Stockholders Urged to Vote FOR Enhabit’s Director Nominees on the YELLOW Proxy Card
DALLAS, July 1, 2024 – Enhabit, Inc. (NYSE: EHAB), a leading home health and hospice provider, today announced that it has posted an investor presentation today in connection with its Annual Meeting of Stockholders (the “2024 Annual Meeting”) scheduled for July 25, 2024. Stockholders of record as of the close of business on June 5, 2024, are entitled to vote at the 2024 Annual Meeting. The presentation can be found at investors.ehab.com/2024-annual-meeting/.
The Enhabit Board of Directors issued the following statement:
“The Enhabit Board and management team have successfully stabilized the business in the face of substantial industry and company-specific headwinds and positioned the Company to unlock shareholder value. As we look to the future, Enhabit has the right strategy and has nominated the right director candidates to oversee our growth and value creation initiatives, with a thoughtful combination of experience, industry knowledge and diversity of skills. The Board has been almost wholly refreshed since Enhabit’s separation from Encompass Health Corporation, with nearly all independent director nominees having a tenure of less than two years.
AREX Capital Management, LP, which just five weeks ago was focused entirely on a sale of the Company as the only viable path, is running a proxy contest to replace seven of the eight independent directors and take control of the Board. AREX is pursuing its contest at exactly the wrong time and with candidates who are demonstrably inferior to the Company’s nominees in terms of relevant industry experience, public company board experience, complementary skill sets and career accomplishments. AREX has now pivoted its arguments, publicly revealing on June 27, for the first time, a superficial purported “operating plan” which reflects that AREX and its nominees do not understand Enhabit’s issues and key business drivers with sufficient depth.
As a result, AREX’s campaign threatens the recent stabilization of the business. Enhabit’s nominees, by contrast, are fit for purpose, highly engaged and focused on driving our strategy and enhancing value for all stockholders.”
Highlights of Enhabit’s presentation include:
•Enhabit’s recent performance demonstrates significant improvement in performance through key initiatives.
◦The Company reported its second consecutive quarter of beating adjusted EBITDA consensus estimates and reaffirmed its full-year 2024 guidance.
◦In the most recent quarter, Enhabit reported strong growth in Home Health admissions, with non-Medicare admissions up 25%, driving total admissions growth of 5.3% year over year.
◦In addition, 38% of non-Medicare visits are now in payor innovation contracts at improved rates.
◦In Hospice, Enhabit reported 5.6% sequential growth in Hospice admissions in Q1 2024 earnings and disclosed sequential census growth in hospice each month of 2024 from January to May.
◦In Q1 2024, Enhabit’s full-time nursing candidate pool increased over 30% year-over-year and resulted in the addition of 151 net new full-time nurses.

•Enhabit’s Board has taken decisive actions in light of challenges faced since the spin-off from Encompass Health Corporation.
◦Enhabit’s Board has provided oversight and guidance for the advancement of the Company’s payor innovation strategy to improve Medicare Advantage rates and increase admissions to create a strong platform for the future.
◦The Board also formed a limited-time special technology committee to redefine the Company’s go‑forward IT infrastructure and data / analytics strategy.
◦The Board’s audit and finance committee have closely overseen the development and enhancement of Enhabit’s finance organization through a challenging operating environment.
◦The Board ran a comprehensive strategic review process that lasted nine months and engaged 38 potential counterparties. Having received no formal proposals, the Board unanimously determined to conclude the strategic review, but remains open to considering all potential paths to enhance stockholder value.
•Enhabit’s proposed Board is specifically designed to possess relevant industry and public company oversight expertise.
◦The experience of all of Enhabit’s director nominees is directly relevant to the Company’s growth strategy and has been indispensable in overseeing management’s execution of strategic initiatives.
◦Deliberate succession planning has resulted in a recently refreshed board, with only one of the nine nominees having tenure greater than two years.
◦Nominees incorporate recent stockholder input, with two directors appointed in connection with a March 2023 cooperation agreement.
•AREX’s proposal to take control of the Board threatens to destroy stockholder value.
◦AREX’s demand for control of the Board jeopardizes the stability that has been achieved by the Company and the continued progress going forward.
◦AREX’s slate recruitment appears to prioritize putting forth nominees who can claim nexus to the Home Health and Hospice industry, including for short periods of time and with low levels of management authority.
◦AREX’s selection of its slate, intention to institute a “Transformation Committee” that presumably would function as a shadow management team, and cursory operating plan reflect its lack of understanding of the issues and the key drivers of Enhabit’s business.
The Enhabit Board of Directors is committed to acting in the best interests of stockholders and unanimously recommends that stockholders vote the YELLOW proxy card “FOR” ONLY Enhabit’s nine highly qualified nominees – Jeffrey W. Bolton, Tina L. Brown-Stevenson, Charles M. Elson, Erin P. Hoeflinger, Barbara A. Jacobsmeyer, Susan A. La Monica, Stuart M. McGuigan, Gregory S. Rush and Barry P. Schochet.
If stockholders have questions or need assistance voting their shares, please contact:
Toll-Free: 1-800-322-2885
Or
Email: Enhabit@MacKenziePartners.com

About Enhabit Home Health & Hospice
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit's team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 255 home health locations and 112 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.
Forward-Looking Statements
Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking information speaks only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from our present expectations include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, changes in the episodic versus non-episodic mix of our payors, the case mix of our patients, and payment methodologies, our ability to attract and retain key management personnel and health care professionals, potential disruptions or breaches of our or our vendors’, payors’, and other contract counterparties’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures, our ability to successfully integrate technology in our operations, our ability to control costs, particularly labor and employee benefit costs, and impacts resulting from the announcement of the conclusion of the strategic review process. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this press release are described in reports filed with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which are available on the Company’s website at http://investors.ehab.com and free of charge through the website maintained by the SEC at www.sec.gov. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this press release.
Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A and other documents with the SEC in connection with its solicitation of proxies from the Company’s stockholders for the Company’s 2024 annual meeting of stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING YELLOW PROXY CARD, AND ALL OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying YELLOW proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investors” section of the Company’s website, http://investors.ehab.com, or by contacting InvestorRelations@ehab.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
Media
Erin Volbeda
media@ehab.com
972-338-5141
Investor relations
Crissy Carlisle
investorrelations@ehab.com
469-860-6061